Exhibit 10c3
                                 THE CIT GROUP

                                 March 9, 1995


Mr. Albert R. Gamper, Jr.
650 CIT Drive
Livingston, NJ 07039

Dear Al:


     Reference is made to your employment agreement, dated December 29, 1989 (the "Employment Agreement"), with The CIT Group Holding, Inc. (the "Company"), as amended by letter agreements dated November 16, 1992 and April 26, 1993. This letter agreement shall constitute an additional written agreement, referenced in
Section 1 of the Employment Agreement, to extend the period of the Employment Agreement. You and the Company hereby agree to extend the "Term" (as such term is defined in the Employment Agreement) of the Employment Agreement for a two-year period from December 31, 1995 so that the Term of the Employment Agreement shall end on December 31, 1997. Accordingly, effective immediately, the defined word "Term" as used in the Employment Agreement shall mean the period beginning on the Closing Date (as defined therein) and, except as otherwise provided in paragraph 4 of the Employment Agreement, ending on December 31, 1997.

     If, during the Term a "Change of Control" occurs, as defined in Section 7(a) of your Employment Agreement, you will be entitled to receive, in addition to the compensation and benefits already required under the provisions of your Employment Agreement, a special payment (the "Special Payment"). The amount of such Special Payment shall equal the sum of your prior four years' annual bonuses under The CIT Bonus Plan and will be payable over a two year period as follows: 1/3 of the payment shall be paid to you within 30 days after the date of the Change of Control; 1/3 shall be paid to you on or before the first anniversary date of such Change of Control; and 1/3 shall be paid to you on or before the second anniversary date of such Change of Control. Notwithstanding the foregoing provisions of this paragraph, any remaining installment of such Special Payment shall not be payable to you, if during the two-year period commencing on the date of such Change of Control and ending on the second anniversary of such date: (i) your employment is involuntarily terminated by the Company for "Cause", as defined in the Employment Agreement; (ii) you voluntarily terminate employment with the Company for any reason other than "Good Reason", as defined in the Employment Agreement; or (iii) you breach any non-competition or confidentiality covenant under Section 6 of the Employment Agreement. For purposes of this letter agreement, the termination of your employment on account of your death, disability or retirement on or after age 55 under the terms of the Company's retirement plan, shall constitute a termination for Good Reason. In the absence of a separate beneficiary designation, your beneficiary under the Group Life Insurance Plan will receive any Special Payment remaining to be paid upon your death.

     Except as otherwise specified herein, all of the terms of the Employment Agreement shall remain in full force and effect. THIS LETTER AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THAT STATE. This letter agreement may be executed in two counterparts each of which will be deemed an original but all of which together will constitute one and the same instrument.

Mr. Albert R. Gamper, Jr.
December 20, 1994
Page 2



     Please indicate your acceptance of the terms of this letter agreement by signing and returning the enclosed copy thereof, whereupon this letter agreement will constitute a binding extension of the Employment Agreement between you and the Company.

                                                  Very truly yours,

                                                  THE CIT GROUP HOLDINGS, INC

                                                  By: /s/ Hisao Kobayashi
                                                      ---------------------
                                                          Hisao Kobayashi
                                                          Chairman of the Board

Accepted and Agreed this
29 day of December, 1994:


       [Illegible]
-------------------------
   (Executive's Signature)